Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 of First Advantage Corporation of our report dated March 8, 2004 relating to the consolidated financial statements and financial schedules of First Advantage Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

March 23, 2004